Exhibit 10.2

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10/4/2011

Stuart D. Missling / Director of Operations / Datalink Corporation

Re: Lease Termination Agreement

Whereas, Landlord and Tenant agree and now desire to provide termination of the lease agreement between High Street & Datalink Corporation for the rental property located at 7205 Golden Triangle Dr., Eden Prairie, MN 55344, and the return of the Leased Premises to Landlord, prior to the current expiration date of the Lease

Prior to the Termination Date, Tenant shall quit the Premises and surrender and return the Premises to Landlord, “as is”.

The lease termination includes the following elements:

•                            Effective date of the lease termination will be October 3rd, 2011

•                            All costs for demolition and associated expenses incurred will be covered by High Street

•                            High Street will return Datalink Corporations deposit check

Landlord	Tenant

High Street Equity Advisors, LLC	Datalink Corporation

/s/ Robert V. Murray	/s/ Stuart D. Missling
Robert V. Murray/VP Business Development	Stuart D. Missling/Director of Operations